THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE TO THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE III OF THE INDENTURE,
(II) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 3.05 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY OR ANY SUCCESSOR THERETO.

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE TO THE INDENTURE GOVERNING THIS NOTE), TO THE COMPANY OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         UNITED STATES STEEL CORPORATION

No. 1
Principal Amount $600,000,000

CUSIP NO. 912909 AF5

ISIN NO.    US912909AF50

                            7-3/8% Senior Notes due 2020

     UNITED STATES STEEL CORPORATION, a Delaware corporation, for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of SIX HUNDRED MILLION DOLLARS ($600,000,000) on April 1, 2020.

          Interest Payment Dates:  April 1 and October 1
          Record Dates:  March 15 and September 15
          Additional provisions of this Note are set forth on the other side of this Note.

          IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

                                 UNITED STATES STEEL CORPORATION


                                 By:
                                    -------------------------------------
                                     Name:
                                     Title:


ATTEST:



--------------------
Assistant Secretary


Dated:  March 19, 2010


                      TRUSTEE CERTIFICATE OF AUTHENTICATION

     This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

                              THE BANK OF NEW YORK MELLON, as Trustee


                              By:
                                 --------------------
                                 Authorized Signatory


                              Dated:  March 19, 2010
                                (REVERSE OF NOTE)

                            7-3/8% SENIOR NOTES DUE 2020


          1.   Interest.

     United States Steel Corporation, a Delaware corporation (the "Company" and the "Issuer") promises to pay interest on the principal amount of this Note at the rate per annum set forth above.

     The Issuer shall pay accrued interest semiannually on each April 1 and October 1, commencing on October 1, 2010 or if any such day is not a Business Day (as defined in the Indenture referred to below), on the next Business Day.

          2.   Method of Payment.

     The Issuer shall pay the principal of (and premium, if any) and interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled, repurchased or redeemed after such Record Date, and on or before such Interest Payment Date. Holders must surrender Notes to the Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuer may pay principal and interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3.   Paying Agent and Registrar.

     Initially, The Bank of New York Mellon will act as Paying Agent and Security Registrar. The Company shall notify each Holder of changes in the identities of the Paying Agent or Security Registrar. The Company or any of its domestically incorporated wholly-owned Subsidiaries may act as the Paying Agent.

          4.   Indenture.

     The Issuer issued the Notes under an Indenture, dated as of May 21, 2007 (the "Base Indenture"), between the Issuer and The Bank of New York Mellon (as successor to The Bank of New York), a New York banking corporation (the "Trustee"), as supplemented by a Fourth Supplemental Indenture, dated as of March 19, 2010, between the Issuer and The Bank of New York Mellon, a New York banking corporation, as Trustee (the "Supplemental Indenture," and together with the Base Indenture, the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. C. 77aaa-77bbbb), as in effect on the date of the Indenture (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of terms.

     The Notes are senior and unsecured obligations of the Issuer. The Notes include the initial Notes and any additional Notes actually issued. The initial Notes and any additional Notes actually issued are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Liens and certain sale and leaseback transactions with respect to Principal Property and limits the Company's ability to consolidate, merge or transfer, all or substantially all of the Company's assets. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture. Any conflict between this Note and the Indenture will be governed by the Indenture.

          5.   Optional Redemption.

     The Company may redeem the Notes, at its option, at any time in whole, or from time to time in part, at a price equal to the greater of:

          (i)  100% of the principal amount of the Notes to be redeemed; or

          (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, exclusive of interest accrued to the date of redemption, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 50 basis points, plus accrued interest to the date of redemption.

          6.   Notice of Redemption.

     The Notes called for redemption become due on the date fixed for redemption. Notices of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. The notice of redemption for the Notes shall state the amount to be redeemed. On and after the redemption date, interest shall cease to accrue on any Notes that are redeemed. If less than all of the Notes are redeemed at any time, the Trustee shall select Notes on a pro rata basis or by any other method the Trustee deems fair and appropriate.

          7.   Change of Control Repurchase Event.

     If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes pursuant to the Indenture, the Company shall be required to make an offer to each Holder to repurchase all or any part (in excess of $1,000 and in integral multiples of $1,000) of that Holder's Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at the option of the Company, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

     On the repurchase date following a Change of Control Repurchase Event, the Company shall, to the extent lawful:

          (i) accept for payment all the Notes or portions of the Notes properly tendered pursuant to its offer;

          (ii) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all of the Notes or portions of the Notes properly tendered; and

          (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officer's certificate stating the aggregate principal amount of Notes being purchased by the Company.

     The Paying Agent shall promptly mail to each Holder of Notes properly tendered, the purchase price for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered.

     The Company shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

          8.   Denominations; Transfer; Exchange.

     The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register, transfer or exchange Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 business days before a selection of Notes to be redeemed and ending on the date of such selection.

          9.   Persons Deemed Owners.

     The registered holder of this Note shall be treated as the owner of it for all purposes.

          10.  Unclaimed Money.

     If money for the payment of principal or interest remains unclaimed for two years after the date of payment of principal and interest, the Trustee or Paying Agent shall pay the money back to the Issuer without interest thereon upon written request by the Issuer. After any such payment, Holders entitled to the money shall look only to the Issuer and not the Trustee for payment.

          11.  Defeasance.

     Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

          12.  Amendment, Waiver.

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of a least a majority in principal amount at maturity of the outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount at maturity of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to secure the Notes, or to add additional covenants of the Issuer or surrender rights and powers conferred on the Issuer, or to make any change that does not materially and adversely affect the rights of any Holder.

          13.  Defaults and Remedies.

     Under the Indenture, Events of Default include (i) a failure by the Company to repurchase Notes of such series tendered for repurchase following the occurrence of a Change of Control Repurchase Event in conformity with Paragraph 7 hereto and Section 4.02 of the Supplemental Indenture, (ii) a default in any payment of interest on any Note when due, continued for 30 days,
(iii) a default in the payment of principal of (or premium, if any) on any Note when due at its Maturity, (iv) a default in the deposit of any sinking fund payment, when and as due by the terms of the Note and continuance of such default for a period of 30 days, (v) a default by the Company in the performance, or breach, of any covenant or warranty contained in the Indenture for 90 days after notice, and (vi) certain events of bankruptcy, insolvency or reorganization of the Company. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately.

     Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is not opposed to their interest.

          14.  Trustee Dealings with the Issuer.

     Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Trustee.

          15.  No Recourse Against Others.

     No director, officer, employee, member, incorporator or stockholder of the Issuer shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

          16.  Authentication.

     This Note shall not be valid until an authorized signature of the Trustee (or an authenticating agent (acting on its behalf)) manually signs the certificate of authentication on the other side of this Note.

          17.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

          18.  CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          19.  Governing Law.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                 ASSIGNMENT FORM


          To assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

____________________________________________________________________________
____________________________________________________________________________



                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint
                       --------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:                             Signed:
      ---------------                     ----------------------------------
                                   (Sign exactly as your name appears on the
                                    other side of this Note)

Signature Guarantee:
                    -----------------------------

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)


                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Issuer
pursuant to Section 4.02 of the Supplemental Indenture, check the box  [    ]

          If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.02 of the Supplemental Indenture, state the amount you elect to have purchased (must be integral multiple of $1,000):

                                       $
                                        ------------------

Dated:                                 Your signature:
      ---------------                                 -------------------------
                                       Sign exactly as your name appears on the face of this Note.


Signature Guarantee:
                    -------------------------------
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)



              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of     Amount of    Amount of   Principal      Signature
Exchange    decrease     increase    Amount of      of
            in           in          this           authorized
            Principal    Principal   Global         officer of
            Amount of    Amount of   Note           Trustee or
            this         this        following      Notes
            Global       Global      such           Custodian
            Note         Note        decrease
                                     or
                                     increase